Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2022 Financial Results and Quarterly Dividend

•Cash from operations of $4,583 million for the fourth quarter, less capital expenditures of $122 million, resulted in $4,461 million of free cash flow, or 50 percent of revenue
•Quarterly common stock dividend increased by 12 percent to $4.60 from the prior quarter
•Revenue of $8,930 million for the fourth quarter, up 21 percent from the prior year period
•GAAP net income of $3,359 million for the fourth quarter; Adjusted EBITDA of $5,722 million for the fourth quarter
•GAAP diluted EPS of $7.83 for the fourth quarter; Non-GAAP diluted EPS of $10.45 for the fourth quarter
•First quarter revenue guidance of approximately $8.9 billion, an increase of 16 percent from the prior year period
•First quarter Adjusted EBITDA guidance of approximately 63 percent of projected revenue (1)

SAN JOSE, Calif. – December 8, 2022 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth quarter and fiscal year ended October 30, 2022, provided guidance for the first quarter of its fiscal year 2023 and announced its quarterly dividend.

“Broadcom’s fiscal year 2022 revenue grew 21% year-over-year to a record $33.2 billion, as a result of strong demand from hyperscale, service providers, and enterprise,” said Hock Tan, President and CEO of Broadcom Inc. “This growth was driven by our strong partnerships with customers and accelerated adoption of our next generation technologies. As we look into fiscal 2023, our increased R&D investments during the preceding years position us to extend our leadership in next generation products within the end markets we address.”

“In fiscal 2022 we achieved record adjusted EBITDA margin of 63%, generating $16.3 billion in free cash flow or 49% of revenue, demonstrating our stable and focused business model,” said Kirsten Spears, CFO of Broadcom Inc. “Consistent with our commitment to return cash to shareholders, we will resume our authorized share repurchase programs for the remaining $13 billion, and we are increasing our quarterly common stock dividend by 12 percent to $4.60 per share for fiscal year 2023. The target fiscal 2023 annual common stock dividend of $18.40 per share is a record, and the twelfth consecutive increase in annual dividends since we initiated dividends in fiscal 2011.”

Fourth Quarter Fiscal Year 2022 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q4 22	Q4 21	Change	Q4 22	Q4 21	Change
Net revenue	$8,930	$7,407	+21%	$8,930	$7,407	+21%
Net income	$3,359	$1,989	+$1,370	$4,544	$3,501	+$1,043
Earnings per common share - diluted	$7.83	$4.45	+$3.38	$10.45	$7.81	+$2.64

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

(Dollars in millions)	Q4 22	Q4 21	Change
Cash flow from operations	$4,583	$3,541	+$1,042
Adjusted EBITDA	$5,722	$4,547	+$1,175
Free cash flow	$4,461	$3,453	+$1,008

Net revenue by segment
(Dollars in millions)	Q4 22		Q4 21		Change
Semiconductor solutions	$7,092	79%	$5,634	76%	+26%
Infrastructure software	1,838	21	1,773	24	+4%
Total net revenue	$8,930	100%	$7,407	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $12,416 million, compared to $9,977 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $4,583 million in cash from operations and spent $122 million on capital expenditures.

On September 30, 2022, the Company paid a cash dividend of $4.10 per share of common stock, totaling $1,707 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2022 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	FY 22	FY 21	Change	FY 22	FY 21	Change
Net revenue	$33,203	$27,450	+21%	$33,203	$27,450	+21%
Net income	$11,495	$6,736	+$4,759	$16,526	$12,578	+$3,948
Earnings per common share - diluted	$26.53	$15.00	+$11.53	$37.64	$28.01	+$9.63

(Dollars in millions)	FY 22	FY 21	Change
Cash flow from operations	$16,736	$13,764	+$2,972
Adjusted EBITDA	$21,029	$16,571	+$4,458
Free cash flow	$16,312	$13,321	+$2,991

Net revenue by segment
(Dollars in millions)	FY 22		FY 21		Change
Semiconductor solutions	$25,818	78%	$20,383	74%	+27%
Infrastructure software	7,385	22	7,067	26	+4%
Total net revenue	$33,203	100%	$27,450	100%

First Quarter Fiscal Year 2023 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2023, ending January 29, 2023, is expected to be as follows:

•First quarter revenue guidance of approximately $8.9 billion; and
•First quarter Adjusted EBITDA guidance of approximately 63 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $4.60 per share. The common stock dividend is payable on December 30, 2022 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 20, 2022.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter and fiscal year 2022 and to discuss the business outlook, today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister at https://register.vevent.com/register/BI3bd5e222a5a94efa94293a14af6ff35a. Upon registering, you will be emailed a link to the dial-in number and unique PIN.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom's website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from discontinued operations, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom's category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to https://www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our share repurchase programs; the COVID-19 pandemic; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; failing to complete or realize the expected benefits of our acquisition of VMware, Inc.; any acquisitions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to protect against cyber security threats and a breach of security systems; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and may continue to be, exacerbated by the COVID-19 pandemic. We are not obligated to repurchase any specific amount of shares of common stock, and the stock repurchase programs may be suspended or terminated at any time.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
408-433-8000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021

Net revenue	$8,930	$8,464	$7,407	$33,203	$27,450
Cost of revenue:
Cost of revenue	2,298	2,077	1,920	8,256	7,162
Amortization of acquisition-related intangible assets	705	705	849	2,847	3,427
Restructuring charges	1	1	—	5	17
Total cost of revenue	3,004	2,783	2,769	11,108	10,606
Gross margin	5,926	5,681	4,638	22,095	16,844
Research and development	1,197	1,255	1,200	4,919	4,854
Selling, general and administrative	370	323	337	1,382	1,347
Amortization of acquisition-related intangible assets	358	359	494	1,512	1,976
Restructuring, impairment and disposal charges	15	7	26	57	148
Total operating expenses	1,940	1,944	2,057	7,870	8,325
Operating income	3,986	3,737	2,581	14,225	8,519
Interest expense	(406)	(406)	(434)	(1,737)	(1,885)
Other income (expense), net	40	6	22	(54)	131
Income before income taxes	3,620	3,337	2,169	12,434	6,765
Provision for income taxes	261	263	180	939	29
Net income	3,359	3,074	1,989	11,495	6,736
Dividends on preferred stock	(48)	(75)	(75)	(272)	(299)
Net income attributable to common stock	$3,311	$2,999	$1,914	$11,223	$6,437

Net income per share attributable to common stock:
Basic	$8.06	$7.40	$4.65	$27.44	$15.70
Diluted (1)	$7.83	$7.15	$4.45	$26.53	$15.00

Weighted-average shares used in per share calculations:
Basic	411	405	412	409	410
Diluted (1)	429	430	430	423	429

Stock-based compensation expense:
Cost of revenue	$38	$37	$37	$147	$143
Research and development	260	259	279	1,048	1,199
Selling, general and administrative	89	77	98	338	362
Total stock-based compensation expense	$387	$373	$414	$1,533	$1,704

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive for the fiscal quarter ended October 31, 2021, and for the fiscal years ended October 30, 2022 and October 31, 2021.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021

Gross margin on GAAP basis	$5,926	$5,681	$4,638	$22,095	$16,844
Amortization of acquisition-related intangible assets	705	705	849	2,847	3,427
Stock-based compensation expense	38	37	37	147	143
Restructuring charges	1	1	—	5	17
Acquisition-related costs	3	3	3	13	12
Gross margin on non-GAAP basis	$6,673	$6,427	$5,527	$25,107	$20,443

Research and development on GAAP basis	$1,197	$1,255	$1,200	$4,919	$4,854
Stock-based compensation expense	260	259	279	1,048	1,199
Acquisition-related costs	—	—	—	—	3
Research and development on non-GAAP basis	$937	$996	$921	$3,871	$3,652

Selling, general and administrative expense on GAAP basis	$370	$323	$337	$1,382	$1,347
Stock-based compensation expense	89	77	98	338	362
Acquisition-related costs	45	14	17	102	105
Litigation settlements	—	—	—	—	1
Selling, general and administrative expense on non-GAAP basis	$236	$232	$222	$942	$879

Total operating expenses on GAAP basis	$1,940	$1,944	$2,057	$7,870	$8,325
Amortization of acquisition-related intangible assets	358	359	494	1,512	1,976
Stock-based compensation expense	349	336	377	1,386	1,561
Restructuring, impairment and disposal charges	15	7	26	57	148
Litigation settlements	—	—	—	—	1
Acquisition-related costs	45	14	17	102	108
Total operating expenses on non-GAAP basis	$1,173	$1,228	$1,143	$4,813	$4,531

Operating income on GAAP basis	$3,986	$3,737	$2,581	$14,225	$8,519
Amortization of acquisition-related intangible assets	1,063	1,064	1,343	4,359	5,403
Stock-based compensation expense	387	373	414	1,533	1,704
Restructuring, impairment and disposal charges	16	8	26	62	165
Litigation settlements	—	—	—	—	1
Acquisition-related costs	48	17	20	115	120
Operating income on non-GAAP basis	$5,500	$5,199	$4,384	$20,294	$15,912

Interest expense on GAAP basis	$(406)	$(406)	$(434)	$(1,737)	$(1,885)
Loss on debt extinguishment	—	—	23	112	245
Interest expense on non-GAAP basis	$(406)	$(406)	$(411)	$(1,625)	$(1,640)

Other income (expense), net on GAAP basis	$40	$6	$22	$(54)	$131
(Gains) losses on investments	29	25	(9)	169	(99)
Other	—	(5)	(8)	(5)	(11)
Other income, net on non-GAAP basis	$69	$26	$5	$110	$21

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021

Provision for income taxes on GAAP basis	$261	$263	$180	$939	$29
Non-GAAP tax reconciling adjustments	358	315	297	1,314	1,686
Provision for income taxes on non-GAAP basis	$619	$578	$477	$2,253	$1,715

Net income on GAAP basis	$3,359	$3,074	$1,989	$11,495	$6,736
Amortization of acquisition-related intangible assets	1,063	1,064	1,343	4,359	5,403
Stock-based compensation expense	387	373	414	1,533	1,704
Restructuring, impairment and disposal charges	16	8	26	62	165
Litigation settlements	—	—	—	—	1
Acquisition-related costs	48	17	20	115	120
Loss on debt extinguishment	—	—	23	112	245
(Gains) losses on investments	29	25	(9)	169	(99)
Other	—	(5)	(8)	(5)	(11)
Non-GAAP tax reconciling adjustments	(358)	(315)	(297)	(1,314)	(1,686)
Net income on non-GAAP basis	$4,544	$4,241	$3,501	$16,526	$12,578

Weighted-average shares used in per share calculations - diluted on GAAP basis	429	430	430	423	429
Non-GAAP adjustment (1)	6	6	18	16	20
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	435	436	448	439	449

Net income on non-GAAP basis	$4,544	$4,241	$3,501	$16,526	$12,578
Interest expense on non-GAAP basis	406	406	411	1,625	1,640
Provision for income taxes on non-GAAP basis	619	578	477	2,253	1,715
Depreciation	129	129	134	529	539
Amortization of purchased intangibles and right-of-use assets	24	24	24	96	99
Adjusted EBITDA	$5,722	$5,378	$4,547	$21,029	$16,571

Net cash provided by operating activities	$4,583	$4,424	$3,541	$16,736	$13,764
Purchases of property, plant and equipment	(122)	(116)	(88)	(424)	(443)
Free cash flow	$4,461	$4,308	$3,453	$16,312	$13,321

Fiscal Quarter Ending
January 29,
Expected average diluted share count (2):	2023

Weighted-average shares used in per share calculation - diluted on GAAP basis	429
Non-GAAP adjustment (1)	6
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	435

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is antidilutive on a GAAP basis for the fiscal quarter ended October 31, 2021 and the fiscal years ended October 30, 2022 and October 31, 2021.
(2) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	October 30, 2022	October 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$12,416	$12,163
Trade accounts receivable, net	2,958	2,071
Inventory	1,925	1,297
Other current assets	1,205	1,055
Total current assets	18,504	16,586
Long-term assets:
Property, plant and equipment, net	2,223	2,348
Goodwill	43,614	43,450
Intangible assets, net	7,111	11,374
Other long-term assets	1,797	1,812
Total assets	$73,249	$75,570

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$998	$1,086
Employee compensation and benefits	1,202	1,066
Current portion of long-term debt	440	290
Other current liabilities	4,412	3,839
Total current liabilities	7,052	6,281
Long-term liabilities:
Long-term debt	39,075	39,440
Other long-term liabilities	4,413	4,860
Total liabilities	50,540	50,581

Preferred stock dividend obligation	—	27

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	21,159	24,330
Retained earnings	1,604	748
Accumulated other comprehensive loss	(54)	(116)
Total stockholders' equity	22,709	24,962
Total liabilities and equity	$73,249	$75,570

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021

Cash flows from operating activities:
Net income	$3,359	$3,074	$1,989	$11,495	$6,736
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,087	1,088	1,367	4,455	5,502
Depreciation	129	129	134	529	539
Stock-based compensation	387	373	414	1,533	1,704
Deferred taxes and other non-cash taxes	(89)	(15)	(47)	(34)	(809)
Loss on debt extinguishment	—	—	—	100	198
Non-cash restructuring, impairment and disposal charges	2	2	3	13	38
Non-cash interest expense	32	32	29	129	96
Other	29	25	(15)	170	(113)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(241)	375	160	(870)	210
Inventory	(87)	(170)	(137)	(627)	(294)
Accounts payable	304	(352)	101	(79)	243
Employee compensation and benefits	128	321	172	136	186
Other current assets and current liabilities	(388)	(198)	(540)	222	(177)
Other long-term assets and long-term liabilities	(69)	(260)	(89)	(436)	(295)
Net cash provided by operating activities	4,583	4,424	3,541	16,736	13,764

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(7)	(5)	—	(246)	(8)
Proceeds from sales of businesses	—	—	45	—	45
Purchases of property, plant and equipment	(122)	(116)	(88)	(424)	(443)
Purchases of investments	—	—	—	(200)	—
Sales of investments	—	200	102	200	169
Other	1	1	(9)	3	(8)
Net cash provided by (used in) investing activities	(128)	80	50	(667)	(245)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	—	—	1,935	9,904
Payments on debt obligations	(9)	—	(762)	(2,361)	(11,495)
Payments of dividends	(1,782)	(1,736)	(1,561)	(7,032)	(6,212)
Repurchases of common stock - repurchase program	—	(1,500)	—	(7,000)	—
Shares repurchased for tax withholdings on vesting of equity awards	(274)	(292)	(266)	(1,455)	(1,299)
Issuance of common stock	54	—	57	114	170
Other	(5)	(4)	(1)	(17)	(42)
Net cash used in financing activities	(2,016)	(3,532)	(2,533)	(15,816)	(8,974)

Net change in cash and cash equivalents	2,439	972	1,058	253	4,545
Cash and cash equivalents at beginning of period	9,977	9,005	11,105	12,163	7,618
Cash and cash equivalents at end of period	$12,416	$9,977	$12,163	$12,416	$12,163

Supplemental disclosure of cash flow information:
Cash paid for interest	$397	$290	$571	$1,386	$1,565
Cash paid for income taxes	$251	$231	$168	$908	$775